Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWSTAR REPORTS SECOND QUARTER RESULTS

Boosts allowance for credit losses and extends maturities of credit facilities

•	Reported a $14.7 million adjusted net loss in the second quarter, or $0.30 adjusted loss per diluted share, driven by a $36.2 million provision for credit losses

•	On a GAAP basis, the net loss was $15.6 million, or $0.32 net loss per diluted share

•	Boosted allowance for credit losses to 3.86% from 2.81% in prior quarter as charge-offs increased slightly to 2.66% and non-performing loans increased to 6.68%

•	Converted credit facility with Wachovia/Wells Fargo to long-term debt, extending maturity to 2012 and renewed a short-term seasoning facility with Natixis Financial Products

•	Continued to work on regulatory approvals for acquisition of Southern Commerce Bank amid difficult policy environment

Boston, August 5, 2009 – NewStar Financial, Inc. (NASDAQ: NEWS), a Boston-based commercial finance company, today reported adjusted net loss for the second quarter of 2009 of $14.7 million, or $0.30 per diluted share. On a GAAP basis, the Company reported net loss of $15.6 million, or $0.32 per diluted share, which reflected $1.0 million after-tax non-cash equity compensation expense related to the 2006 IPO.

“Adjusted net income (loss)” and other non-GAAP financial measures used in this release are defined under “Non-GAAP Financial Measures” on page 6. Reconciliations between GAAP and adjusted (non-GAAP) measures can be found in the attached financial tables.

“The second quarter remained challenging for lenders as continued weak economic conditions weighed on credit performance across most markets and asset classes,” said Tim Conway, Chairman and Chief Executive Officer. “Our credit metrics for the second quarter reflected the compounding impact of declining asset values and sustained weakness in the economy on the financial performance of our borrowers, particularly in the commercial real estate markets. Despite the severity of this recession, however, we continue to believe that we will benefit from a defensive balance sheet, which provides us important flexibility to protect book value.

“During the quarter, we also continued to work with federal banking regulators on our proposed acquisition on Southern Commerce Bank to satisfy requirements for regulatory approval on terms acceptable to the Company in a difficult policy environment.”

“We continued to make progress on our funding strategy in the second quarter by converting the Wachovia line to a three year term debt facility and completing the renewal of our warehouse line with Natixis. We now have 87% of our assets funded with long-term capital,” added John Bray, NewStar’s Chief Financial Officer.

Loan Credit Quality

•	The provision for credit losses was $36.2 million in the second quarter of 2009, up from $25.3 million in the first quarter of 2009.

•	Approximately $32.4 million of the provision for credit losses was used to establish new specific reserves in the second quarter of 2009 compared to $26.7 million in the first quarter of 2009.

•	The allowance for credit losses increased to $86.3 million, or 3.86%, of loans at June 30, 2009, compared to $65.0 million, or 2.81%, at March 31, 2009 and $38.2 million or 1.60% at June 30, 2008.

•	Nine loans totaling $78.2 million as of June 30, 2009 were placed on non-accrual status in the second quarter of 2009.

•

Four of the nine loans placed on non-accrual status in the second quarter of 2009 were commercial real estate loans totaling $38.9 million as of June 30, 2009. The other five loans were to companies operating in the building materials, publishing, restaurant and financial services industry sectors.

•

At June 30, 2009, loans to 19 borrowers were on non-accrual with an aggregate outstanding balance of $149.5 million compared to ten loans with an aggregate outstanding balance of $88.9 million at March 31, 2009.

•

Eleven of the non-accrual loans with an outstanding balance of $94.9 million and three additional accruing loans with an aggregate outstanding balance of $33.0 million as of June 30, 2009 were also delinquent loans.

•

Net charge-offs were up slightly to $14.9 million, or 2.66% of loans on an annualized basis, in the second quarter of 2009 compared to $14.3 million or 2.50% of loans on an annualized basis in the first quarter of 2009.

•	$7.4 million of net charge-offs were on commercial real estate loans in the second quarter of 2009.

•	NewStar sold a property classified as other real estate owned (“OREO”) for $4.6 million during the quarter and recognized a loss of $1.9 million.

Funding and Capital

•

Total cash and equivalents as of June 30, 2009 were $160 million, of which $46 million was unrestricted. Unrestricted cash decreased from approximately $58 million at March 31, 2009 and restricted cash increased from approximately $109 million to $113 million.

•	Amended an existing credit facility with Wachovia Bank NA, a Wells Fargo Company, to extend the maturity date to July 2012 and reduce the size of the facility from $200 million to $146 million.

•	Amended an existing short-term seasoning credit facility with Natixis Financial Products to extend the maturity date to May 2010 and reduce the size of the facility from $75 million to $50 million.

•	Approximately 87% of assets are now funded by long term capital.

•

Approximately 62% of loan assets continued to be term-funded by existing securitized term debt at attractive, locked-in spreads as of June 30, 2009. The ability to re-invest collections from repayments and amortization of certain of these loans represents a continuing source of funding.

•	NewStar reduced debt by $81.6 million in the second quarter of 2009 and by more than $250 million since June 30, 2008.

•	Balance sheet leverage was 3.2x as of June 30, 2009, down slightly from 3.3x at March 31, 2009 due principally to repayment of advances under credit facilities.

Managed and Owned Loan Portfolios

•	The composition of the owned loan portfolio continued to reflect a focus on senior debt with 96% invested in 1st lien senior secured loans and debt investments at June 30, 2009.

•

Total origination volume for the second quarter of 2009 was nominal, which reflected the Company’s preference to preserve liquidity given the severity of recent economic conditions and the heightened level of uncertainty around the future course of the U.S. economy.

•

The managed loan portfolio was $2.8 billion as of June 30, 2009 (down from $2.9 billion at March 31, 2009), reflecting the net impact of $12 million of new origination, which was offset by prepayments and scheduled amortization of existing loans, as well as, charge-offs. Managed loan portfolio was down from $3.0 billion at June 30, 2008.

•	Assets managed for the NCOF were $544 million at June 30, 2009, compared to $557 million at March 31, 2009 and $593 million at June 30, 2008.

•	The owned loan portfolio was $2.3 billion as of June 30, 2009 down slightly from March 31, 2009.

•

The owned loan portfolio continued to be balanced across industry sectors and highly diversified by issuer. As of June 30, 2009, no single issuer represented more than 1% of total loans outstanding, and the ten largest issuers comprised approximately 10% of the loan portfolio.

Net Interest Income / Margin

•	Net interest income before provision for credit losses was $23.6 million for the second quarter of 2009 compared to $22.2 million for the first quarter of 2009.

•

Net interest margin increased 32 bps to 3.90% for the second quarter of 2009 compared to 3.58% for the first quarter of 2009 and 4.17% for the second quarter of 2008 due principally to an increase in credit spreads through the re-pricing of existing loans, which was partially offset by the impact of higher non-performing loans.

Non-Interest Income

•	Non-interest income was $(0.2) million for the second quarter of 2009 compared to $6.3 million for the first quarter of 2009, and $1.6 million for the second quarter of 2008.

•

Non-interest income in the second quarter of 2009 consisted primarily of a $1.9 million loss on the sale of OREO partially offset by $0.7 million of asset management income, $0.6 million of unused fees and $0.4 million of agency fees.

Expenses

•

Operating expenses were $12.0 million in the second quarter of 2009 compared to $9.9 million in the first quarter of 2009, and $13.5 million in the second quarter of 2008. The increase in the second quarter of 2009 compared to the first quarter of 2009 was due principally to higher loan workout and compensation expenses.

Other Developments

•

The Company remains in discussion with Dickinson Financial Corporation regarding potential amendments to the stock purchase and sale agreement related to the proposed acquisition of Southern Commerce Bank, N.A. As of July 31, 2009, the existing agreement lapsed, giving each party the right to terminate. Neither party has elected to terminate.

Conference Call and Webcast

NewStar will host a webcast/conference call to discuss the results today at 10:00 am Eastern Time. All interested parties are invited to participate via telephone or webcast, which will be hosted through the Investor Relations section at www.newstarfin.com. Please visit the website to register for the webcast and test your connection prior to the call. You can also access the conference call by dialing 888-461-2011 approximately 5-10 minutes prior to the call. International callers should dial 719-325-2209. All callers should reference “NewStar Financial.”

For convenience, an archived replay of the call will be available through August 12, 2009 by dialing 888-203-1112. International callers should call 719-457-0820. For all replays, please use the passcode 3245559. The audio replay will also be available through the Investor Relations section at www.newstarfin.com.

About NewStar Financial

NewStar Financial (NASDAQ:NEWS) is a specialized commercial finance company focused on meeting the complex financing needs of companies and private investors in the middle markets. The Company specializes in providing senior secured debt financing for the acquisition or recapitalization of mid-sized companies and commercial real estate. NewStar originates loans directly through a team of experienced, senior bankers organized around key industry and market segments. The Company targets ‘hold’ positions of up to $20 million and selectively underwrites or arranges larger transactions for syndication to other lenders.

NewStar is headquartered in Boston MA and has regional offices in Darien CT, Chicago IL and Charleston SC. For more detailed transaction and contact information please visit www.newstarfin.com.

Contact:

Colleen M. Banse	Brian J. Fischesser
500 Boylston St., Suite 1600	500 Boylston St., Suite 1600
Boston, MA 02116	Boston, MA 02116
P. 617.848.2502	P. 617.848.2512
F. 617.848.4390	F. 617.848.4398
cbanse@newstarfin.com	bfischesser@newstarfin.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, strategic plans, objectives, future performance and business, including our proposed acquisition of Southern Commerce Bank and application to become a bank holding company. As such, they are subject to material risks and uncertainties, including receipt of required regulatory approvals to become a bank holding company and acquire Southern Commerce Bank; our limited operating history; the current dislocation in the credit markets and the general state of the economy;; our ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally, including increased regulation by the FDIC and OCC if we become a bank holding company.

More detailed information about these factors is described in NewStar’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2008

Annual Report on Form 10-K, as supplemented by the Risk Factors contained in our Quarterly Reports on Form 10-Q. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. NewStar plans to file its Form 10-Q for the quarter ended June 30, 2009 with the SEC on or before August 10, 2009 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Non-GAAP Financial Measures

References to “adjusted net income” and “adjusted earnings per share” mean net income or earnings per diluted share, respectively, as determined under GAAP, excluding the following items: i) compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering; and ii) the losses incurred in connection with the change in fair value of the residual interest, including the impact on our effective tax rate. GAAP requires that these items be included in net income. NewStar management uses “adjusted net income” and “adjusted earnings per share” to make operational and investment decisions, and NewStar believes that they provide useful information to investors in their evaluation of our financial performance and condition. Excluding the financial results and expenses incurred in connection with the compensation expense related to restricted stock grants made since our inception as a private company, eliminates unique amounts that make it difficult to assess our core performance and compare our period-over-period results. A reconciliation of adjusted net income to net income is included on page 8 of this release.

References to “adjusted net interest margin” mean annualized interest income as determined under GAAP (excluding interest income generated from the retained residual interest) less annualized interest expense as determined under GAAP, divided by average interest earning assets (excluding the retained residual interest for the period.)

Adjusted return on average assets means adjusted net income divided by average assets for the period excluding the retained residual interest. Adjusted return on average equity means adjusted net income divided by average equity for the period. Adjusted efficiency ratio means operating expenses determined in accordance with GAAP less i) compensation expense related to restricted stock grants made since our inception as a private company and ii) the change in fair value of the residual interest. The adjusted ratios exclude unique expenses that make it difficult to assess our core performance and compare our period-over-period results.

A reconciliation of our adjusted financial measures to their GAAP equivalents is included on page 12 of this release. NewStar’s adjusted financial measures should not be considered as alternatives to financial measures determined in accordance with GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

NewStar Financial, Inc.

Consolidated Balance Sheets

(unaudited)

($ in thousands)	June 30, 2009	March 31, 2009	December 31, 2008	June 30, 2008
Assets:
Cash and cash equivalents	$46,280	$57,581	$50,279	$134,017
Restricted cash	113,243	108,889	84,163	81,676
Investments in debt securities, available-for-sale	2,972	2,676	3,025	4,619
Loans held-for-sale	7,132	—	—	15,508
Loans, net	2,135,647	2,234,467	2,328,812	2,340,410
Deferred financing costs, net	19,057	19,611	21,003	19,398
Interest receivable	8,685	8,640	10,608	11,549
Property and equipment, net	1,080	1,112	1,252	1,412
Deferred income taxes, net	48,587	29,794	31,238	10,987
Income tax receivable	—	6,268	—	3,229
Other assets	22,150	37,730	41,142	34,174

Total assets	$2,404,833	$2,506,768	$2,571,522	$2,656,979

Liabilities:
Credit facilities	$322,248	$378,870	$411,267	511,800
Term debt	1,478,620	1,503,616	1,524,171	1,540,225
Accrued interest payable	4,283	3,544	9,773	10,092
Income tax payable	1,647	—	353	—
Accounts payable	481	417	1,049	388
Other liabilities	32,780	42,227	43,354	26,157

Total liabilities	1,840,059	1,928,674	1,989,967	2,088,662
Total stockholders’ equity	564,774	578,094	581,555	568,317

Total liabilities and stockholders’ equity	$2,404,833	$2,506,768	$2,571,522	$2,656,979

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
($ in thousands, except per share amounts)	June 30, 2009	March 31, 2009	December 31, 2008	June 30, 2008
Net interest income:
Interest income	$35,026	$35,925	$45,845	$46,034
Interest expense	11,412	13,765	21,445	19,583

Net interest income	23,614	22,160	24,400	26,451
Provision for credit losses	36,177	25,307	17,930	3,723

Net interest income after provision for credit losses	(12,563)	(3,147)	6,470	22,728

Non-interest income:
Fee income	361	493	866	1,395
Asset management income	673	787	1,457	1,476
Gain (loss) on derivatives	222	144	1,366	(11)
Gain (loss) on sale of loans and debt securities	—	—	(1)	47
Loss on investments in debt securities	—	—	(1)	(667)
Loss on residual interest in securitization	—	—	—	(308)
Other income (expense)	(1,504)	4,898	4,958	(339)

Total non-interest income	(248)	6,322	8,645	1,593
Operating expenses:
Compensation and benefits	6,686	5,627	4,172	9,580
Occupancy and equipment	781	780	718	938
General and administrative expenses	4,573	3,501	3,054	2,972

Total operating expenses	12,040	9,908	7,944	13,490

Income (loss) before income taxes	(24,851)	(6,733)	7,171	10,831
Income tax expense (benefit)	(9,208)	(1,783)	4,417	4,908

Net income (loss)	$(15,643)	$(4,950)	$2,754	$5,923

After tax adjustments to net income (loss):
IPO related compensation and benefits expense (1)	962	2,051	2,102	1,512
Loss on assets sold and retained residual interest (2)	—	—	258	169

Adjusted net income (loss)	$(14,681)	$(2,899)	$5,114	$7,604

Net income (loss) per share:
Basic	$(0.32)	$(0.10)	$0.06	$0.12
Diluted	$(0.32)	$(0.10)	$0.06	$0.12

Weighted average shares outstanding:
Basic	49,173,192	48,778,526	48,510,697	48,532,542
Diluted	49,173,192	48,778,526	48,510,697	48,532,542

Adjusted net income (loss) per share:
Basic	$(0.30)	$(0.06)	$0.11	$0.16
Diluted	$(0.30)	$(0.06)	$0.11	$0.16

Adjusted weighted average shares outstanding:
Basic	49,173,192	48,778,526	48,510,697	48,532,542
Diluted	49,173,192	48,778,526	48,510,697	48,532,542

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.
(2)	Loss and expenses incurred in connection with the sale of assets comprised of 50 debt securities and two loans during Q2 2007, permanent impairments on these assets, the change in fair value of the residual interest in these assets, and the impact on the effective tax rate. The change in effective tax rate was applied retrospectively.

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Six Months Ended June 30,
($ in thousands, except per share amounts)	2009	2008
Net interest income:
Interest income	$70,951	$98,022
Interest expense	25,177	44,907

Net interest income	45,774	53,115
Provision for credit losses	61,484	8,334

Net interest income after provision for credit losses	(15,710)	44,781

Non-interest income:
Fee income	854	2,927
Asset management income	1,460	3,127
Gain on derivatives	366	45
Gain (loss) on sale of loans and debt securities	—	(739)
Loss on investments in debt securities	—	(925)
Loss on residual interest in securitization	—	(631)
Other income	3,394	945

Total non-interest income	6,074	4,749
Operating expenses:
Compensation and benefits	12,313	21,080
Occupancy and equipment	1,561	1,773
General and administrative expenses	8,074	5,536

Total operating expenses	21,948	28,389

Income (loss) before income taxes	(31,584)	21,141
Income tax expense (benefit)	(10,991)	9,076

Net income (loss)	$(20,593)	$12,065

After tax adjustments to net income (loss):
IPO related compensation and benefits expense (1)	3,013	2,705
Loss on assets sold and retained residual interest (2)	—	361

Adjusted net income (loss)	$(17,580)	$15,131

Net income (loss) per share:
Basic	$(0.42)	$0.25
Diluted	$(0.42)	$0.25

Weighted average shares outstanding:
Basic	48,974,838	48,160,254
Diluted	48,974,838	48,160,254

Adjusted net income (loss) per share:
Basic	$(0.36)	$0.31
Diluted	$(0.36)	$0.31

Adjusted weighted average shares outstanding:
Basic	48,974,838	48,160,254
Diluted	48,974,838	48,160,254

(1)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.
(2)	Loss and expenses incurred in connection with the sale of assets comprised of 50 debt securities and two loans during Q2 2007, permanent impairments on these assets, the change in fair value of the residual interest in these assets, and the impact on the effective tax rate. The change in effective tax rate was applied retrospectively.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

Three Months Ended
($ in thousands, except per share amounts)	June 30, 2009	March 31, 2009	December 31, 2008	June 30, 2008
Performance Ratios:
Return on average assets	(2.56)%	(0.79)%	0.42%	0.91%
Return on average equity	(10.87)	(3.44)	1.88	4.22
Net interest margin, before provision	3.90	3.58	3.79	4.17
Efficiency ratio	51.53	34.79	24.04	48.10
Loan portfolio yield	6.08	6.05	7.40	7.52

Credit Quality Ratios:
Delinquent loan rate (at period end)	5.71%	2.65%	0.69%	0.97%
Delinquent loan rate for accruing loans 60 days or more past due (at period end)	1.47	0.09	—	0.55
Non-accrual loan rate (at period end)	6.68	3.84	2.52	0.42
Annualized net charge off rate	2.66	2.50	1.47	0.38
Allowance for credit losses ratio (at period end)	3.86	2.81	2.25	1.60

Capital and Leverage Ratios:
Tier 1 risk based capital(1)	21.82%	21.94%	21.86%	N/A
Total risk-based capital (2)	23.10	23.21	23.12	N/A
Equity to assets	23.48	23.06	22.62	21.39%
Debt to equity	3.19	x	3.26	x	3.33	x	3.61	x
Book value per share	$11.49	$11.76	$12.00	11.71

Average Balances:
Loans and other debt products, gross	$2,300,582	$2,391,487	$2,431,109	$2,403,327
Interest earning assets	2,429,968	2,513,341	2,560,126	2,553,025
Total assets	2,451,731	2,544,764	2,613,730	2,624,658
Interest bearing liabilities	1,828,485	1,916,508	1,966,631	1,973,580
Equity	577,455	583,346	582,630	564,811

Allowance for credit loss activity:
Balance as of beginning of period	$65,013	$53,977	$44,933	$36,763
General provision for credit losses	3,733	(1,409)	4,726	1,061
Specific provision for credit losses	32,444	26,716	13,204	2,662
Net charge offs	(14,850)	(14,271)	(8,886)	(2,263)

Balance as of end of period	$86,340	$65,013	$53,977	$38,223

Supplemental Data (at period end):
Investments in debt securities, gross	$6,737	$6,772	$6,839	$6,918
Loans held-for-sale, gross	7,136	—	—	16,168
Loans held-for-investment, gross	2,238,630	2,316,930	2,402,309	2,396,107

Loans and investments in debt securities, gross	2,252,503	2,323,702	2,409,148	2,419,193
Unused lines of credit	279,141	316,917	339,230	364,855
Standby letters of credit	29,826	32,011	32,358	26,680

Total funding commitments	$2,561,470	$2,672,630	$2,780,736	$2,810,728

Loan portfolio	$2,252,503	$2,323,702	$2,409,148	$2,419,193
Loans owned by NewStar Credit Opportunities Fund	543,862	557,491	561,241	593,396

Managed loan portfolio	$2,796,365	$2,881,193	$2,970,389	$3,012,589

Loans held-for-sale, gross	$7,136	$—	$—	$16,168
Loans held-for-investment, gross	2,238,630	2,316,930	2,402,309	2,396,107

Total loans, gross	2,245,766	2,316,930	2,402,309	2,412,275
Deferred fees, net	(17,875)	(19,225)	(20,998)	(19,187)
Allowance for loan losses - general	(39,360)	(35,080)	(36,786)	(31,986)
Allowance for loan losses - specific	(45,752)	(28,158)	(15,713)	(5,184)

Total loans, net	$2,142,779	$2,234,467	$2,328,812	$2,355,918

(1)	Tier 1 risk-based capital ratio is defined as Tier 1 capital divided by risk weighted assets.
(2)	Total risk-based capital ratio is defined as the sum of Tier 1 capital and Tier 2 capital divided by risk-weighted assets.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Six Months Ended June 30,
($ in thousands, except per share amounts)	2009	2008
Performance Ratios:
Return on average assets	(1.66)%	0.93%
Return on average equity	(7.15)	4.38
Net interest margin, before provision	3.73	4.18
Efficiency ratio	42.33	49.06
Loan portfolio yield	6.07	7.99

Credit Quality Ratios:
Annualized net charge off rate	2.62	0.47

Average Balances:
Loans and other debt products, gross	$2,345,780	$2,415,998
Interest earning assets	2,473,871	2,557,601
Total assets	2,497,030	2,620,510
Interest bearing liabilities	1,872,231	1,982,107
Equity	580,730	554,461

Allowance for credit loss activity:
Balance as of beginning of period	$53,977	$35,487
General provision for credit losses	2,324	2,144
Specific provision for credit losses	59,160	6,190
Net charge offs	(29,121)	(5,598)

Balance as of end of period	$86,340	$38,223

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Three Months Ended
($ in thousands)	June 30, 2009	March 31, 2009	December 31, 2008	June 30, 2008
Performance Ratios:
Return on average assets	(2.40)%	(0.46)%	0.78%	1.17%
Return on average equity	(10.20)	(2.02)	3.49	5.41
Efficiency ratio	44.99	31.37	19.32	42.02
Net interest margin, before provision	3.90	3.58	3.79	4.17
Yield on interest earning assets	5.78	5.80	7.12	7.25

Consolidated Statement of Operations Adjustments(1):
Non-interest income	$(248)	$6,322	$8,645	$1,593
Plus: loss on assets sold and retained residual interest (2)	—	—	—	308

Adjusted non-interest income	$(248)	$6,322	$8,645	$1,901

Operating expenses	$12,040	$9,908	$7,944	$13,490
Less: IPO related compensation and benefits expense (3)	1,528	973	1,561	1,576

Adjusted operating expenses	$10,512	$8,935	$6,383	$11,914

Average Balances:
Assets	$2,451,731	$2,544,764	$2,613,730	$2,624,658
Less: assets sold and residual interest (2)	—	—	—	308

Adjusted assets	$2,451,731	$2,544,764	$2,613,730	$2,624,350

Interest earning assets	$2,429,968	$2,513,341	$2,560,126	$2,553,025
Less: assets sold and residual interest (2)	—	—	—	308

Adjusted interest earning assets	$2,429,968	$2,513,341	$2,560,126	$2,552,717

(1)	Adjustments are pre-tax.
(2)	On June 29, 2007, the Company completed the sale of assets comprised of 50 debt securities and two loans and retained a residual interest in these assets. The adjustment represents the financial impact of the sold assets and residual interest.
(3)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Six Months Ended June 30,
($ in thousands)	2009	2008
Performance Ratios:
Return on average assets	(1.42)%	1.16%
Return on average equity	(6.10)	5.49
Efficiency ratio	37.51	42.76
Net interest margin, before provision	3.74	4.18
Yield on interest earning assets	5.78	7.71

Consolidated Statement of Operations Adjustments(1):
Non-interest income	$6,074	$4,749
Plus: loss on assets sold and retained residual interest (2)	—	631

Adjusted non-interest income	$6,074	$5,380

Operating expenses	$21,948	$28,389
Less: IPO related compensation and benefits expense (3)	2,501	3,374

Adjusted operating expenses	$19,447	$25,015

Average Balances:
Assets	$2,497,030	$2,620,510
Less: assets sold and residual interest (2)	—	466

Adjusted assets	$2,497,030	$2,620,044

Interest earning assets	$2,473,871	$2,557,601
Less: assets sold and residual interest (2)	—	466

Adjusted interest earning assets	$2,473,871	$2,557,135

(1)	Adjustments are pre-tax.
(2)	On June 29, 2007, the Company completed the sale of assets comprised of 50 debt securities and two loans and retained a residual interest in these assets. The adjustment represents the financial impact of the sold assets and residual interest.
(3)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

NewStar Financial, Inc.

Portfolio Data

(unaudited)

($ in thousands)	June 30, 2009		March 31, 2009		December 31, 2008		June 30, 2008
Portfolio Data:
First mortgage	$354,750	15.8%	$378,162	16.3%	$370,810	15.4%	$385,535	15.9%
Senior secured asset-based	33,509	1.5	35,207	1.5	40,969	1.7	45,861	1.9
Senior secured cash flow	1,777,360	78.9	1,804,417	77.7	1,884,862	78.2	1,857,847	76.8
Senior subordinated asset-based	46,056	2.0	57,336	2.5	64,156	2.7	80,889	3.3
Senior subordinated cash flow	—	—	8,182	0.3	8,182	0.3	9,789	0.4
Second lien	33,419	1.5	33,311	1.4	33,086	1.4	32,546	1.4
Mezzanine/subordinated	7,409	0.3	7,087	0.3	7,083	0.3	6,726	0.3

Total	$2,252,503	100.0%	$2,323,702	100.0%	$2,409,148	100.0%	$2,419,193	100.0%

Middle Market Corporate	$1,878,298	83.4%	$1,926,055	82.9%	$2,016,447	83.7%	$2,006,708	82.9%
Commercial Real Estate	374,205	16.6	397,647	17.1	392,701	16.3	412,485	17.1

Total	$2,252,503	100.0%	$2,323,702	100.0%	$2,409,148	100.0%	$2,419,193	100.0%